Exhibit 99.1

Final Transcript Conference Call Transcript DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call Event Date/Time: Jul 31, 2009 / 03:00PM GMT

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Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

CORPORATE PARTICIPANTS

 Karen Keller
 Lambert Edwards - IR

 Fred Zinn
 Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Joe Giordano
 Drew Industries Incorporated - CFO and Treasurer

 Jason Lippert
 Drew Industries Incorporated - President and CEO of Lippert Components and Kinro

 Leigh Abrams
 Drew Industries Incorporated - Chairman of the Board

CONFERENCE CALL PARTICIPANTS

 Kathryn Thompson
 Thompson Research Group - Analyst

 Scott Stember
 Sidoti & Company - Analyst

 Torin Eastburn
 CJS Securities - Analyst

 Brett Jordan
 Avondale Partners - Analyst

 Barry Vogel
 Barry Vogel & Associates - Analyst

 John Rogers
 Janney Montgomery Scott LLC - Analyst

 Arnold Brief
 Goldsmith & Harris - Analyst

 PRESENTATION

Operator

 Good day, ladies and gentlemen, and welcome to the second quarter 2009 Drew Industries Incorporated conference call. My name is Carmen, and I'll be your coordinator for today. At this time, all participants are in a listen-only mode. We will be facilitating a question-and-answer session towards the end of this conference.

(Operator Instructions)

I would now like to turn the presentation over to your host for today's call, Ms. Karen Keller. Please proceed.

 Karen Keller - Lambert Edwards - IR

 Good morning, everyone, and welcome to the Drew Industries 2009 second quarter conference call.

I'm Karen Keller with Lambert Edwards, Drew's investor relations firm, and I have here with me members of the management team, including Leigh Abrams, Chairman of the Board of Drew; Fred Zinn, President, CEO and Director of Drew; Jason Lippert, President and CEO of Lippert Components and Kinro, and a Director of Drew; and Joe Giordano, CFO and Treasurer of Drew.

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

We want to take a few minutes to discuss our quarterly and year-to-date results. However, before we do so, it is my responsibility to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the Securities Laws. As a result, I must caution you that there are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2008, and in our subsequent Form-10-Qs, all as filed with the SEC.

With that, I would like to turn the call over to Fred Zinn. Fred?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Thank you very much, Karen. I thank you all for joining us on the call, and on the webcast.

I really have to say that preparing for this conference call, after reporting a quarterly profit, was a heck of a lot more gratifying than it was in the previous two quarters. When we spoke to you last quarter, we said we were just beginning to sense a change in attitudes among RV consumers and producers. It seemed as if consumer sentiment was changing from fearing another great depression to dismay over the severity over the recession. During the second quarter of 2009, those positive trends seem to have continued.

Economic news has also been generally, although not entirely, improved. For example, new home sales for June were up more than expected, home prices rose a bit, and the Conference Board leading economic index has been up for the last three months in a row. Today's report that the GDP contracted less than expected is another example.

The RV industry seems to be responding to these factors. In June 2009, there were 13,000 travel trailers and fifth-wheel RVs produced across the RV industry, and that's more than in any month since August of 2008. In 2009, the annual July 4th holiday shut-downs by our customers generally lasted only one week, compared to the two-week furloughs taken by our customers last year at that time. In recent weeks, production levels by our RV customers have stayed about as high as in June, and production shows no signs of falling off significantly, at least for the next month or so.

Further, many of our RV customers seem to have become more optimistic about 2010. Our better than expected second quarter results are the product of these improved conditions in the RV industry, as well as the efforts of our outstanding operating management team, which continues to focus simultaneously on growth and cost control.

As a result, in the second of 2009, our net sales increased 42% from our very low first quarter sales. While our business is typically seasonal, so our sales are usually higher in the second quarter than in the first quarter, this percentage increase in sales was far greater than the seasonal growth we've historically experienced. Along with our cost reductions, this enabled us to rebound from a first quarter loss and achieve second quarter segment operating profit of $6.3 million in our RV segment and $1.8 million in our manufactured housing segment. Industry production levels, as well as our continuing market share gains and cost-cutting, also bode well for Drew in the 2009 third quarter.

On the other hand, we still face significant uncertainties in our industries and across the economy. There is still concern that fourth quarter production levels in the RV industry could decline even more than what is typical in the off-season. Further, tight credit for consumers and dealers in the RV and manufactured housing industries continues to be a roadblock for growth. And in fact, we have yet to see any rebound in production of manufactured homes. While we hope to see demand increase as a result of the SBA financing for dealers, new tax credits for new home buyers and other government incentives, these programs have apparently not yet had a significant impact.

So in response to these economic uncertainties, we focused on building a strong balance sheet through solid cash flow. With $27 million of cash and almost no debt, we're well prepared to deal with the economic risks and seize the opportunities that may arise this winter. Our strong balance sheet also provides us -- provides critical comfort to our customers, who prefer to rely on us as a financially stable supplier.

In the last couple of months, we've also seen an increase in the number of expansion opportunities. While we continue to see growth, we remain very disciplined, and will pursue only those opportunities that have both exceptional growth potential and minimal risk, and that are appropriately priced for current conditions in the RV and manufactured housing markets. Even though we've been cautious in our approach to growth opportunities, we've increased our content per travel trailer and fifth-wheel RV by 10% in the last 12 months, compared to the prior 12 months. A big part of the growth came in the second of 2009 alone, and Joe Giordano will give you some additional details on that.

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

Industry-wide, over the last 12 months retail sales of RVs have outpaced wholesale production, as dealers have reduced their inventories. Recently, a leading RV analyst issued a survey of RV dealers which indicated that dealer inventories were down to 87 days sales in the 2009 second quarter, from 123 days sales in the second quarter of last year. In that survey, only 8% of dealers said their inventories were too high. Dealer inventories cannot continue to decline forever.

We're also confident that consumer demand for RVs and manufactured homes will, in time, bounce back. RVing is still extremely popular with millions of Americans, and recent articles indicating that RV campgrounds are very busy, with a lot of RVers taking their summer vacations to our country's national parks and attractions. The RVIA is projecting that wholesale shipments of travel trailers and fifth-wheel RVs will increase 25% in 2010. This is supported by the fact that with low dealer inventories, any increase in demand and improvement in credit conditions will spur production. Further, following the last three recessions, the RV industry grew more than 20% in the first year of recovery. I'm confident that RVing is here to stay, and that the RV industry will thrive in the years ahead.

In addition, I believe that demand for affordable housing, including manufactured housing, will begin to increase when we recover from this recession, as consumers recall the difficulties they encountered when they stretched their finances to buy more expensive homes. While there are likely to be more difficult days ahead, with our improved cost structure, increased market share and expanded product lines, when the recession ends we'll be in an excellent position to be even stronger than we were before, and through our stock ownership and pay-for-performance incentive compensation programs, we remain highly motivated to ensure that Drew succeeds.

Now I'll ask Joe Giordano to discuss our financial results in some more detail.

 Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

 Thank you, Fred.

I believe the press release describes the significant events of the quarter, so I'll attempt to be brief only adding some color on a few key points. Our strong cash flow was largely due to operating management's success at lowering inventory balances by $35 million through June. In July, we are realizing the cash flow benefits of further inventory reductions. At June 30th, we had less than a two-week supply of finished goods on hand.

The $900,000 of facility write-downs recorded in the second quarter of 2009, and the net gain of $1.4 million from the sale of vacant facilities recorded in the second quarter of 2008, are both included in selling, general and administrative expenses. SG&A, as a percent of sales, excluding the impact of these facility adjustments, was 15.4% for the second of 2009, slightly above the 15.1% for the second of 2008, despite the 33% drop in sales. Since SG&A includes a substantial amount of costs considered to be fixed, we are quite pleased that the reduction in SG&A between the second quarter of '08 and the second of '09 was consistent with the decrease in sales during that same period. This was accomplished largely due to the significant fixed cost reductions implemented by management.

In addition, SG&A costs include incentive compensation, which we would typically record at about 20% of the operating profit; but this quarter we did not, because year-to-date operating profits have not cleared the incentive compensation hurdles. However, we will record a normal incentive compensation expense later this year for any profits realized during the balance of 2009 which exceed the year-to-date hurdles.

Because so much has changed over the past year, we find it useful to also compare our results to the most recently completed quarter. As a percent of sales, both SG&A and cost of goods sold improved significantly in the second quarter of 2009 as compared to the first quarter of 2009. Costs of goods sold, which was 88% in the first quarter of 2009, excluding the extra expenses discussed in our first quarter earnings release, dropped to 80% in the second of 2009. SG&A, which was 21% in the first quarter of 2009, excluding the extra expenses, fell to 15% in the second of 2009, excluding the facility adjustments. These declines were largely due to the implementation of further cost reductions, lower group insurance and warranty costs, partially offset by higher overtime. In addition, the 42% increase in sales in Q2 2009 as compared to Q1 '09 allowed the fixed costs to be spread over a larger sales base.

Further, higher raw material costs, which added approximately $800,000 to cost of sales in the first quarter of 2009, moderated during the second quarter of '09. However, our raw material costs have recently risen by 5% to 15%, depending on the type of raw material.

In the 2009 second quarter, we shipped approximately $1 million of FEMA-related products, and anticipate shipping a similar amount in the third quarter of 2009. Sales of the recently-introduced Tow-N-Stow convertible storage unit and Quickbite coupler were modest during the second quarter, but are expected to increase in future periods.

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

Our content per travel trailer and fifth-wheel RV has increased by $180 per unit over the past 12 months. A portion of this increase came from market share gains in our Seating Technology furniture products. Our Seating Technology furniture content per travel trailer and fifth-wheel for the 12 months ended June 2009 is approximately $200 per unit, an increase of $35 per unit or 20% from the $165 per unit when we acquired Seating Technology in July 2008. In addition, market share gains in our new RV entry doors are helping to drive our content higher. RV entry door sales added $30 for the content for travel trailer and fifth-wheel for the second of 2009 alone, or $12 per unit for the unit for the past 12 months.

For the 12 months ended June 2009, our content for manufactured homes produced is estimated to be consistent with last quarter, at $1,653 per unit, up slightly from the $1,615 per unit reported for the 12 months ended June 2008.

At June 30th, we had $13.7 million of borrowing availability under our credit and shelf-loan facilities, which in addition the $27 million in cash and investments at June 30th is expected to be more than adequate to finance our anticipated working capital and capital expenditure requirements.

We are currently in the process of selling seven closed facilities and some vacant land, as well as attempting to sublease three vacant leased facilities. The estimated fair value of these owned properties approximates the current carrying value of $10 million after applicable write-downs. Each quarter we review the carrying value of these facilities, and if market values have declined, we adjust the carrying amount to the new lower value. On the other hand, any increase in value is deferred until the facility is sold. As I mentioned earlier, in the second quarter of 2009, we recorded a charge of $900,000 for facility write-downs. Excluding this charge, our earnings per share for the second of 2009 would have been $0.14 per diluted share.

Our tax rate in the second of 2009 was 35.4%, lower than the 38.6% rate for all of 2008, due to tax reserve adjustments. The effective rate for the balance of the year, excluding one-time adjustments, is expected to be approximately 39% to 40%. In connection with the recent facility consolidations, and other changes being considered, we are exploring available incentives, tax structures and other tax modifications to lower both indirect and income taxes. We're hopeful that these projects can yield significant savings.

In 2009, approximately 300,000 outstanding options, which were granted in 2003 at an exercise price of just under $13 a share, are scheduled to expire. If the stock price remains above the exercise price, you should expect to see option-related transactions by management over the next several months. If exercised, the shares outstanding will also increase proportionately.

Thank you for your time. Now I'll turn it back to Fred.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Thanks, Joe, and we can now open it up for questions, Operator.

 QUESTION AND ANSWER

 Operator

 (Operator Instructions)

The first question comes from the line of Kathryn Thompson from Thompson Research Group. Please proceed.

 Kathryn Thompson - Thompson Research Group - Analyst

 Hi. Thank you. Congratulations on the quarter. I had, first, a question on inventories. The last quarter end, you had stated a target for the second half of '09 for a $15 million to $20 million range for inventory reduction. Is this goal unchanged, or do you think you can beat that original projection for inventory reduction?

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 I think what we're looking at going forward, and Jason will correct me as I speak here, but I think we're looking at another $8 million to $10 million over the next two or three quarters. So we're probably a little ahead of where we hoped to be. Jason and his team have done a great job of reducing inventories, and making sure that our facilities are operating on the lowest amount of inventories we possibly can.

 Kathryn Thompson - Thompson Research Group - Analyst

 Okay, great. Also, I know you talked some about the drivers for your gross margins, but if you could put into three different buckets, or a couple of different buckets, what were the primary drivers for the margin upside? That would be helpful, just to give clarity versus cost-cutting, et cetera.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Again, the biggest one, compared to the first quarter certainly, has been the volume increase. Volume was up $30 million, and I know we usually talk about a 20% incremental margin, so that was a big driver for us. Cost cutting also helped -- and, Joe, maybe you can quantify the cost cutting for the quarter?

 Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

 The cost cutting added $2 million to $2.5 million for this quarter alone, as compared to last year, and there's a portion of that which is going to benefit us compared to the first quarter also.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 And I think you remember that in the first quarter, we talked about higher raw material costs hurting us. We did burn through a good portion of that higher raw material costs, so it didn't impact our second quarter nearly as much. Unfortunately, raw materials are headed back up. As we said in the release and as Joe said, over the past couple of months, we've seen 5%, 10%, 15% increases in our raw materials, depending on the type of raw material.

 Kathryn Thompson - Thompson Research Group - Analyst

 Okay. Given the upside in margins in the quarter, do you expect the second half of '09 margin profile to track similarly or improve over the first half?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Well, again, it's largely dependent on sales volume. As we said, the next month or so looks pretty good. There's still some concerns about what happens in the fourth quarter. Jason, maybe you can make some comments on where the -- where you see the next couple of months, the following months for the industry -- RV industry?

 Jason Lippert - Drew Industries Incorporated - President and CEO of Lippert Components and Kinro

 Well, I think, you know, for our business, things look pretty good, you know, tracking through -- through the rest of the third quarter. It's just, you know, we don't really know what's going to happen much past October. We feel that, you know, the first couple -- first couple weeks maybe of October will be fairly solid, you know, track what we've done here the last few months. But past that, it's just really hard to tell, and we've got high hopes, and are seeing good signs out of the industry; but, you know, it's all got to -- all got to turn into sales.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 The other wildcard -- although probably not as critical, is raw material costs. So the fact that we're seeing raw materials pick up now isn't probably going to hurt us over the next couple of months, we're not buying a lot. As we start buying, though, and start using that into the third quarter or the beginning of the fourth quarter, it could hurt us depending on where it goes. Raw materials have been on a roller coaster, so we don't know where tomorrow's prices will be.

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

 Kathryn Thompson - Thompson Research Group - Analyst

 Okay. And my last question before I hop back into queue, given the various cost-cutting changes you've made over the last couple of years, what is your -- what in your perspective on your new break-even point? I know you talk a little bit in the previous quarter about how the break-even point had come down a little bit. But just any other update on that break-even point would be helpful.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Yes, unfortunately we don't give those kinds of projections; but we're talking now about nearly $10 million in cost savings this year, so our breakeven point is at $50 million lower than it was in the -- in last year. You could do the projections looking at what we did in the second quarter and get some indication. We did $100 million in the second quarter, and our operating profit was $4 million. So that will give you, at least under current circumstances, that will give you some indication of what our breakeven is; and again, it all depends on volume, of course, and on raw material costs being the same.

 Kathryn Thompson - Thompson Research Group - Analyst

 Okay. Great. Thank you very much.

 Operator

 And the next question comes the line of Scott Stember from Sidoti. Please proceed.

 Scott Stember - Sidoti & Company - Analyst

 Good morning. Can you guys maybe just touch on what you're hearing or seeing at retail? Obviously, there seems to be a bit of a channel flow going on right now, but are you hearing any anecdotal evidence that retail sales have firmed up whatsoever?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Jason, you've got your ear to it better than us, so what do you think?

 Jason Lippert - Drew Industries Incorporated - President and CEO of Lippert Components and Kinro

 Is the question specifically on retail sales?

 Scott Stember - Sidoti & Company - Analyst

 Yes, yeah, on retail. Yes. Whether it's demand or dealers filling inventory, or a little bit of both?

 Jason Lippert - Drew Industries Incorporated - President and CEO of Lippert Components and Kinro
 I think it's a little bit of both, from what we can gather. Inventories are obviously coming down and they're continuing to, you know, replenish those inventories to match what they're selling in retail activity; and, you know, it seems to be pretty good. I mean, there's a lot of chatter about, you know, OEs scrambling to produce product right now; and, you know, they're doing that at the beck and call of the dealers that are screaming for inventory, so --

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Yes. I haven't heard a lot about -- I don't know about you, Jason, I haven't heard a lot about the credit markets loosening up so much that dealers are going to get easy credit for their floor plan financing, but it's got to be part of it. The production levels were up very significantly in June, and July looks to be pretty good. So I would guess it's a combination of inventory fill and retail demand.

 Scott Stember - Sidoti & Company - Analyst

 Okay. And I know you guys have not traditionally been very big in the motorized market, but can you just comment on what you're seeing Class A versus towables?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Well, certainly the industry statistics aren't showing any significant improvement. I know there's been some excitement about recent announcements by the motor home manufacturers on some of the new products, so hopefully that will spur some interest, but I don't think we've seen anything in the numbers. Jason, have you seen anything?

 Jason Lippert - Drew Industries Incorporated - President and CEO of Lippert Components and Kinro

 No, you know, that's probably the most dismal part of our business right now. There's just not a lot of activity. There was a little bit of a spurt in April and May, it seemed. But then it fizzled out pretty quick. And, you know, that business still -- that part of our industry still is the one that suffers the most. It's, you know, the high-end units that are, you know, anywhere from $100,000 to $200,000. It is just those are the units that people aren't buying. We're seeing more activity on the entry-level, towable side of things. Even fifth-wheels on the towable side have suffered quite a bit. So --

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 So people are looking at the less expensive units.

 Scott Stember - Sidoti & Company - Analyst

 Right.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Scott, as you recall, only 3% of our sales volume is in motor homes, so we're not probably the best source of that.

 Scott Stember - Sidoti & Company - Analyst

 All right. And as far as going back to your comments on the stock option expense and costs in general, if you look out, do you see the sales trends that you're seeing right now continue to improve? Have you done any analysis on how much of the costs that you cut are actually going to have to come back to the business model?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Yes, it's interesting that you mentioned that. That's certainly one of the things we need to do. I think we need to make sure we have the discipline to bring back only the costs that we have to. Now most of the reductions that you see in cost of sales, and some are in SG&A, have been production related. You know, we've talked about this $10 million of cost-cutting; that's just the tip of the iceberg. I think that we'll see just -- depending on how big the industry comes back, we'll see some of that come back, but I think we'll be fairly disciplined in bringing back only what we absolutely have to. So the answer to your question is, yes, we have done some of those analyses and will continue to do more, and you can expect we'll be cautious in bringing back any costs.

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

 Scott Stember - Sidoti & Company - Analyst

 And just the last question on raw materials. If you were to see any meaningful impact to your numbers, would that be more fourth quarter, first quarter of 2010 kind of thing?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Yes, I would say so.

 Scott Stember - Sidoti & Company - Analyst

 That's all I have. Thank you.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Thank you, Scott.

 Operator

 And the next question comes from the line of Torin Eastburn of CJS Securities. Please proceed.

 Torin Eastburn - CJS Securities - Analyst

 Hi. Good morning. My first question is about the profits by month. What was the trend there, and did any of the months surprise you?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Well, we don't really release the monthly numbers, but certainly in the industry, June was the big winner. There was a trend-up in the quarter. June was the big winner. As we said in our press release, the month of July also to us looks pretty good, only down 11% to 13% or 11 to 14%, I guess, for that month. So the trend has continued to improve. It's a short trend, but it has continued to improve.

 Torin Eastburn - CJS Securities - Analyst

 In the raw material increases you're seeing, what are you seeing in steel specifically, and what are the materials that are the higher end of the increase?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 We have a lot of different kinds of materials, and I don't want to go into the specifics, but mostly we use a lot of steel. Steel is our biggest raw material, and there have been some spikes in some types of steel. But we have seen increases in that same range for aluminum and some of our other raw materials. I can't really point to one and say, "That's the only one." The top three or four of our raw materials have all gone up, led by steel.

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

 Torin Eastburn - CJS Securities - Analyst
 Okay. And you mentioned in the press release a potential addition of something like $10 million in sales in manufactured housing. What would be just the very rough timeline for that?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 That particular supplier stopped producing, or stopped taking orders, in June, and I would suspect they're either stopping or recently -- or I assume will stop production. So we'll start to see it come into our volume in August, September, October, I'd guess. Some of their customers, I'm sure, were preparing, by buying ahead, so they may have a couple or three months supply on hand that we won't see until September or October, but over these next three or four months we'll see it.

 Torin Eastburn - CJS Securities - Analyst

 Thank you very much. I look forward to seeing you both at our summer conference.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Very good.

 Operator

 And the next question comes from the line of Brett Jordan from Avondale Partners. Please proceed.

 Brett Jordan - Avondale Partners - Analyst

 Good morning. A couple quick questions here. One of them on the market share gains. It seems like seating and doors were a couple of the big movers in the trailing 12 months. Can you give us a little bit of which segments you're seeing the most market share pickup in, and potentially from where?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 The market share pickup that we talked about was specific to recreational vehicles, so it's in that segment.

 Brett Jordan - Avondale Partners - Analyst

 But any particular content on the RV, or from any particular competitor you're picking up share from?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 I don't know if it's from any particular competitor. I think that it's been probably fairly much across the board, in terms of our content. I mean, certainly some of our customers have done better than others; but in general, I think it's across the board, and it has been led by those two product areas.

 Brett Jordan - Avondale Partners - Analyst

 Okay. And I guess this is a question for Jason. On the July commentary about reduced rates of decline, is that you're seeing in the channels, better floor plans finance availability for the dealers? I mean, has anything changed in the very recent past as far as the primary lenders opening up the gates?

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Let me just make sure we all understand. You're asking about, at the dealer level, whether there have been improvements in the floor plan financing?

 Brett Jordan - Avondale Partners - Analyst

 Yes. You made a comment about July sales trends. I was wondering what the catalyst was?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Jason, have you seen anything or heard anything about dealers getting easier credit?

 Jason Lippert - Drew Industries Incorporated - President and CEO of Lippert Components and Kinro

 On floor planning and financing, I haven't heard much. There was some talk about GE backing off some of its higher interest rates that it was throwing out to implement this summer. But other than that, I haven't heard much.

I mean, there was a little talk about it loosening up here and there, but I think the large part of what we're seeing the volume increases on is just, you know, dealers needing inventory to turn around to retail customers in a pretty short period of time.

 Brett Jordan - Avondale Partners - Analyst

 All right. And Leigh, I guess, given your earlier question --

 Jason Lippert - Drew Industries Incorporated - President and CEO of Lippert Components and Kinro

 They wouldn't really be purchasing anything right now without retail demand.

 Brett Jordan - Avondale Partners - Analyst

 And, Leigh, given your history in the space, the RVIA forecast of growth in 2010, has their forecast generally been fairly accurate, or is there a fairly wide margin of error?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Leigh had to step off for just one second, he'll be right back. But I can tell you that historically, because I've looked at it for 25, 30 years, they had historically been, I would say, optimistic. In growth periods, they've certainly been optimistic.

 Jason Lippert - Drew Industries Incorporated - President and CEO of Lippert Components and Kinro

 But they have a the range of 5% to 15% one way or the other. So, you know, it's gone both ways in the past.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Yes, and that's what I was going to say. This time they're being a little more cautious, I think, by hedging their bets. And also I think their projection, though it's only a couple months old, is probably outdated now based upon the recent industry trends.

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

 Brett Jordan - Avondale Partners - Analyst

 Okay. One last question I'll get out of the way. On the incentive comp plan, the pool begins to be funded when you were back to a positive return year-to-date, or is there a separate internal hurdle rate that allows it to be funded prior to that?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Well, it's a little more complicated. Generally it doesn't get funded until earnings exceed the hurdle for the year.

 Brett Jordan - Avondale Partners - Analyst

 Right.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 But there are certain individuals that have plans that may have to be paid, even though the company as a whole hasn't been -- hasn't reached its hurdle. So there's, whatever, a plant manager may have reached his goals, and we have to pay them, but it's a relatively minor portion. Most of it is funded based upon earnings levels exceeding pre-established hurdles.

 Brett Jordan - Avondale Partners - Analyst

 Great. Thank you.

 Operator

 And the next question comes from the line of Barry Vogel from Barry Vogel & Associates. Please proceed.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Good morning. Fred, can you talk about, during this last year to year and-a-half, could you -- do you know of RV competitors, suppliers, that have actually gone out of business?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Well, there have been a few small ones, yes, nobody that you would have heard of really until very recently. The closing of that window company, production by that window company. But earlier -- there were some small earlier ones that did go out of business. You recall that in the fall, or I guess it was the winter, we started producing RV entry doors after the supplier -- a leading supplier of our RV entry doors folded, or their closed doors. I think there have been a couple of small ones, but nobody big. Some have, though, been less aggressive in terms of their geographic coverage. They're maybe getting out of certain geographic markets.

 Barry Vogel - Barry Vogel & Associates - Analyst

 What do you think the size of -- roughly, the annualized sales for the entry door producer that went out of business and this recent window door company?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Well -- Jason, what do you think the entry door company was running, what, I don't know, $10 million?

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

 Jason Lippert - Drew Industries Incorporated - President and CEO of Lippert Components and Kinro

 That's hard to say, but the total market for our -- the entry doors is somewhere, at today's pace, in the $20 million range, with all of the different styles of doors that are used. So they could have been -- I don't think they were a large player. They were probably, you know, maybe 10% to 20%, 15% of the total market there.

But, you know, we've done -- we've done a lot of taking market share away from, you know, all of the other three competitors that are left making entry doors. So, you know, we're going after a large part of the market right now.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 And in terms of the window manufacturer, I think we said in our release it gives us the potential to look at $10 million or more; and in this market, that's about where they were running. Probably a little more than that, but not a lot more than that, in their windows.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Now, through this tremendous shake-out of manufacturers and suppliers, have you picked up any new RV customers in the last 12 months??

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Jason?

 Jason Lippert - Drew Industries Incorporated - President and CEO of Lippert Components and Kinro

 Well, there's been, you know, I want to say six, six manufacturers that have, you know, either come back into business or new start-ups, and we're -- you know, we're actively selling all of those manufacturers.

 Barry Vogel - Barry Vogel & Associates - Analyst

 When you say "new start-ups," out of the six, these are brand-new companies?

 Jason Lippert - Drew Industries Incorporated - President and CEO of Lippert Components and Kinro

 Yes, surprisingly.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Really?

 Jason Lippert - Drew Industries Incorporated - President and CEO of Lippert Components and Kinro

 Yes.

 Barry Vogel - Barry Vogel & Associates - Analyst

 You're not talking about someone acquiring someone in bankruptcy, are you? You're just talking about independent --

 Jason Lippert - Drew Industries Incorporated - President and CEO of Lippert Components and Kinro

 Yes, independent new start-ups.

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

 Barry Vogel - Barry Vogel & Associates - Analyst

 Right. And how about customers that went out of business that you did a lot of business with? Is that hurting you?

 Jason Lippert - Drew Industries Incorporated - President and CEO of Lippert Components and Kinro

 Well, we've already seen the pain there; and, you know, Monaco, as you're probably well aware, they've come back under the Navistar parent, and are back up and running, you know, decent volume for only being back a month. So that's -- those kinds of things help.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 And I would say, in terms of Fleetwood, which is still in bankruptcy, and close hopefully to selling some of their operations, we're underweighted to Fleetwood. So we didn't do a lot of business with Fleetwood.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Now, is Navistar producing trailers -- towables as well as motor homes?

 Jason Lippert - Drew Industries Incorporated - President and CEO of Lippert Components and Kinro

 Correct.

 Barry Vogel - Barry Vogel & Associates - Analyst

 When did they start production?

 Jason Lippert - Drew Industries Incorporated - President and CEO of Lippert Components and Kinro

 Just before the July 4th shutdown.

 Barry Vogel - Barry Vogel & Associates - Analyst

 All right. So July 4th. And you're doing business with them?

 Jason Lippert - Drew Industries Incorporated - President and CEO of Lippert Components and Kinro

 Yes.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Okay. And, Fred, as far as acquisitions, I know you have very tight, you know, criteria, obviously. You know, what is -- under the circumstances, what do you think the opportunities are out there to do something relatively, you know, accretive or meaningful, you know, given what you know about all of the players?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 I think the bigger opportunity -- it's very hard to tell, but I'd say the bigger opportunity is for us to pick up lot of small business as opposed to -- or pick up business in small increments as opposed to one big player. You never know when that big opportunity is going to happen, but clearly some of the smaller producers, some of the smaller suppliers, have suffered during this recession, and are weaker, and some of them are thinking about getting out of business.

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

 Barry Vogel - Barry Vogel & Associates - Analyst

 Now, the comment you made about down 11% to 14%, what did you mean about that?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Compared to the prior July.

 Barry Vogel - Barry Vogel & Associates - Analyst

 So you are saying July of '09?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Right.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Total shipments?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 No. Our sales for July '09 will be down in the range --- we still have today to ship, and obviously some --

 Barry Vogel - Barry Vogel & Associates - Analyst

 Is that RV or is that combined?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 That's combined.

 Barry Vogel - Barry Vogel & Associates - Analyst

 So consolidated sales in July were down 11% to 14%.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Right.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Thanks very much. You did a very great job so far, and hopefully the industry will come back from the dead for the third or fourth time.

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Thanks, Barry.

 Operator

 (Operator Instructions)

The next question comes from the line of John Rogers from Janney Montgomery Scott. Please proceed.

 John Rogers - Janney Montgomery Scott LLC - Analyst

 Good morning. I just had a question. Are you seeing any benefits from the combination of Kinro and Lippert, either through cost savings or cross-selling?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Absolutely. Jason and his team have done a remarkable job there. So there have been consolidations of back-office functions and selling functions, and I think up and down the line we've -- Jason has made tremendous strides there. I think that in terms of marketing as well, the selling functions have been largely consolidated. I think we're looking -- Jason is looking at the facility structure, the capacity utilization across the Company, as opposed to seeing how much Kinro has or how much Lippert has. We've made some moves that way, too. I think it's been a tremendous plus.

 John Rogers - Janney Montgomery Scott LLC - Analyst

 Great. And then on the FEMA units, how many did you -- what was the benefit from the FEMA units in the quarter?

 Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

 It was about $1 dollars in sales in the second quarter, and there's about another $1 million expected in the third quarter.

 John Rogers - Janney Montgomery Scott LLC - Analyst

 Okay. Great. Thanks a lot.

 Operator

 And the next question comes from the line of Arnold Brief from Goldsmith and Harris. Please proceed.

 Arnold Brief - Goldsmith & Harris - Analyst

 Goldsmith and Harris. Just a few questions, I think they will be quick. One, you've used that 20% incremental profit margin for some time. I would think, with all of the cost cutting, that that incremental margin should have improved somewhat?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Well, let me address that one first, if I can. It's a little more complicated. When you reduce your fixed costs, you don't change your incremental margin, because whatever you sell on the next dollar, the next dollar of sales, your profit depends on only your variable costs, so as long as your material and your labor don't change, your incremental margin won't change. If you reduce fixed costs, you have greater profit opportunity, but not on the next dollar.

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

 Arnold Brief - Goldsmith & Harris - Analyst

 So you've lowered your break-even but you haven't lowered -- you haven't increased your incremental margin?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Yes, exactly. I think we've made some strides in terms of becoming more efficient, but unfortunately the lower volume levels offsets some of that, makes it a little harder.

 Arnold Brief - Goldsmith & Harris - Analyst

 Secondly, you indicated a number of times that you expect to cut inventories further, which is sort of surprising if you think raw material costs are still going up. I would think that you want to -- would want to build some of your raw material inventories in anticipation of that?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Yes, I do see what you're saying, but I think we've proven in the past, as have most manufacturers, that we're not good at hedging. We're not good at buying forward. We never really can -- we're too small a player, so we don't know whether aluminum is going to go up next month or come back down, or same thing with steel. So we try to stay out of that game. We may expand a little bit here and there, so you could see in a given month that our inventories go up a little bit if we buy ahead, but I think we're talking -- when we were talking about that $8 million to $10 million decline, we're talking about over a period of time. So in a given month, you may see it spike, but not a lot.

 Arnold Brief - Goldsmith & Harris - Analyst

 Okay. You mentioned that Tow-N-Stow didn't do much for the quarter because of the date of introduction, but you are optimistic on going out from here. Could you give us a little more color on that, orders or customer acceptance, something that would give us a little more color.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Jason, you want to give a little color on that?

 Jason Lippert - Drew Industries Incorporated - President and CEO of Lippert Components and Kinro

 Sure, sure. As you stated, we just introduced that here into production over the month of July, so it's very fresh getting started, and we're in the process of setting up dealer partners that will be handling the distribution and retail outlets for us. But, you know, we've taken a few hundred orders right now; and we feel pretty good about that, seeing that it's a new product that doesn't exist out there in the marketplace today. So we're optimistic, we're excited, and know that once it's -- once it's been sitting out there and retail actually gets a chance to see it, that there will be repeat business there.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 It's hard Arnie, to be specific, because this is an entirely new product. So who the heck knows what demand will be? We can tell you that we're excited about the product. We think it's a very good product. We just have to see whether consumers think it's worth the price, are interested in this new kind of product. We're, let's say, probably a little more than cautiously optimistic about it.

 Arnold Brief - Goldsmith & Harris - Analyst

 You must have done some surveys or market studies? I mean, you must have some idea of what -- the potential size of the market?

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 I can tell you we're not talking about $20 million or $25 million. We're talking about reasonably -- a reasonably small product level. Beyond that, I don't want to give anybody -- just because the potential might be there, I don't want to give anybody a false hope that we're going to fill all that potential.

 Arnold Brief - Goldsmith & Harris - Analyst

 Okay. And last question, you mentioned this environment, numerous expansion opportunities I think was the way you phrased it. Could you flesh that out a little bit more?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Yes, we've seen a bunch of little acquisition opportunities. We've seen new product opportunities, up and down the line. I think I mentioned last quarter that some of our acquisition or expansion opportunities were from people -- were from inventors, people who had new ideas, new products they came out with but they couldn't finance -- like the QuickBite. But I think that it's -- I was referring specifically to small acquisition opportunities.

 Arnold Brief - Goldsmith & Harris - Analyst

 Thank you.

Operator

 And you have a follow-up question from the line of Barry Vogel from Barry Vogel & Associates. Please proceed.

 Barry Vogel - Barry Vogel & Associates - Analyst

 No one is talking about housing.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Right.

 Barry Vogel - Barry Vogel & Associates - Analyst

 And for good reason, I assume. But, you know, you obviously are trying to stay on top of what's going on with FHA, and all those different things that you've mentioned before. Can you give us your best update as to where that stands, if it stands anywhere?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Well, I think Leigh is a little closer to it, but I'll introduce it by saying there hasn't been a lot of activity yet. Most -- it's now mostly hope for the future, as opposed to something that's come through. We do know that the first-time home buyers credit of $8,000 applies to manufactured homes, which is a good thing. We know that the SBA dealer financing applies to manufactured housing dealers, although it may be a little bit hard for them to use.

So programs are in place but, Leigh, unless you've seen something?

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

 Leigh Abrams - Drew Industries Incorporated - Chairman of the Board

 Firstly, the $8,000 credit expires at the end of October.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Right.

 Leigh Abrams - Drew Industries Incorporated - Chairman of the Board

 We're hoping Congress will extend that -- not only extend it, but possibly increase it to $15,000 a home. And that is, by the way, a direct credit. You don't have to -- the homeowner doesn't have to owe taxes. He could have no taxes and still get the $8,000. That would apply to -- it's either 10% of the price of the house, or $8,000. That has not been a great success for our industry. We were somewhat disappointed in that.

But there is a possibility that it will be extended. There is even a possibility they'll pass a law very similar to that auto law, that they'll give a credit for homes that were built pre-1975, if those homes are abandoned and destroyed and replaced with new homes. There could be a credit for that. So there are a lot of things pending; but as of now, there has not been very much benefit from all of those Government programs.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Notwithstanding your industry's experience with the Government has been really zero -- zero positive, in my opinion, you can't have much confidence that that's going to help you; am I correct?

 Leigh Abrams - Drew Industries Incorporated - Chairman of the Board

 Yes, well, you know, it depends on the aggressiveness of the dealers, of the manufactured housing dealers, and to date they have not been very aggressive.

 Barry Vogel - Barry Vogel & Associates - Analyst

 So the dealers must initiate this?

 Leigh Abrams - Drew Industries Incorporated - Chairman of the Board

 Well, they have to work with the customers. They have to prepare the documentation. It's not an easy thing. There's a question of who finances the $8,000 from the time it's applied to the time the home was purchased, so that there's some bridge financing needed there, and that's been a problem. So it has not been an easy program, although it is a very good program.

 Barry Vogel - Barry Vogel & Associates - Analyst
 And where are we on the FHA program that supposedly was going to get going in the spring? We're now in the summer.

 Leigh Abrams - Drew Industries Incorporated - Chairman of the Board

 Well, it did -- it was passed, and the rules and regulations have been implemented; but as with the $8,000 first-time homebuyer credit, it doesn't appear to have had a significant impact. So the lending limits for FHA -- under FHA for manufactured homes has been increased.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Right.

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

 Leigh Abrams - Drew Industries Incorporated - Chairman of the Board

 But somebody has to want to buy a home and some lender has to agree to finance it out.

 Barry Vogel - Barry Vogel & Associates - Analyst

 So it possible that dealers who are in this manufactured housing business are so disappointed about what's happened to them over the last 10 years, that they just don't care about the business, they don't see any future potential in the business; that's why they're not trying to do these things -- you know, promote these things?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 It's hard to tell. I can't get into the minds of the manufactured housing dealers. As you know, there isn't a lot of good industry information, statistical information, on where the dealers stand, or even colloquial information on what the dealers feel. So it's hard to know. But it's logical to assume that in some cases that's true.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Now given the fact that the manufactured housing has been in a 10-year depression, and given the fact that, as we're speaking here, there has been really no sign of any upturn whatsoever, and you can use any reason you want, but there is none, and here you have the bulk of your profits, the bulk of your assets in RVs, have you considered doing something a little bit more radical in terms of closing more manufactured housing plants? Because the outlook is really -- is not only grim but, you know, you have to be really a wild-eyed optimist at this point, given that we know has happened. You think there is a great future in manufactured housing?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Well, here you go. Here's the wild-eyed optimist sitting right here.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Tell me about it.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 I don't think in my remaining working career -- I'm 58 years old now -- I don't think in my working career we're going to see the manufactured housing industry approach anywhere near -- probably not anywhere near half of what it was. But I do think there's opportunity for affordable housing, including manufactured housing. And you can debate that, and I can't say it's a sure thing. I think there's a fair chance.

Putting that aside, look at the numbers. Last quarter, our margins in the manufactured housing segment were about the same as in our RV segment. We've made substantial progress already by cutting costs and improving efficiencies. So if there's hope and expectation for stabilization and improvement and we're making money, then -- and we're about to pick up some new business hopefully from -- on the window side, it makes sense to wait it out.

 Barry Vogel - Barry Vogel & Associates - Analyst

 What do you think your share is in manufactured housing, and the products that you're in?

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 It depends on the product line, it does vary quite a bit. But on the order of 50%. 5-0.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Okay. So makes sense to stay the course.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Yes, especially if other suppliers are not in as good shape as we are, we could pick up more market share.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Okay. Thanks very much, Fred.

 Operator

 And the next question comes from the line of Brett Jordan from Avondale Partners. Please proceed.

 Brett Jordan - Avondale Partners - Analyst

 Just a quick follow-up on the Two-N-Stow, given the fact that it's a different distribution channel and selling partners, do you have a feeling for what the incremental margin, or margin relative to what your aggregate margin, might be in that product line?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 We do, but that's not the kind of information we can, unfortunately, give out. It's not wildly different from our other product lines, but -- specifically, because as in all of our products, it's -- it depends on the volume levels, and how efficient we can get; and as Jason said, we just started producing it. So we don't know how efficient it will be.

 Brett Jordan - Avondale Partners - Analyst

 Okay. And the distribution channels are the likes of the Home Depots? Is that typically the selling channel?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Jason, on the Tow-N-Stow, what are the likely distribution channels?

 Jason Lippert - Drew Industries Incorporated - President and CEO of Lippert Components and Kinro

 It's going to be a work in progress. We're kind of tapping everything right now. We're hitting RV dealerships, we're hitting cargo trailer dealerships, we're hitting home and garden, we're hitting big retail, big box distribution, and looking for the best partners right now. When we develop our dealer partners, and figure out whose going to be able to move the most volume effectively, then we'll kind of merge in on a uniform strategy there.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 The bottom line there is really, hopefully in a couple or three quarters, we'll be able to give you a little more information about the Tow-N-Stow.

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

 Brett Jordan - Avondale Partners - Analyst

 Great. Thanks.

 Operator

 And the next question comes from the line of Arnold Brief from Goldsmith & Harris. Please proceed.

 Arnold Brief - Goldsmith & Harris - Analyst

 You indicated that motor homes are 3% of your sales. What is the opportunity and the barriers to making a much more significant penetration of that market?

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Well, the motor home market, in terms of the number of units, is only 10% or 15% of the total RVs shipped; and to us, the number of units matters, because we're selling windows and such, so I don't think it has a -- so we're never going to get to the point where it's a bigger part than that of our RV shipments. Now, in addition to that, one of our biggest product lines for RVs, the towable RVs, is the chassis. We currently don't make the chassis for the motor home; and there's good reason for that, because the chassis of the motor home comes with power train. So unless we made some drastic move, which we do not envision, of getting into the motor home chassis, you're always going to see us well below that 10% or 15% of our RV sales being in motor homes.

Now having said that, I think there are some strides we can make to improve that 3%, but we're never going to get to 15%.

 Arnold Brief - Goldsmith & Harris - Analyst

 Thank you.

 Operator

 And we have no further questions at this time.

 Fred Zinn - Drew Industries Incorporated - Fred Zinn, President, CEO and Director

 Well, I thank you all very much for participating and for your questions. I know the conference calls are generally designed to give you information about our operations, but we also look at it as a way to understand what's important to you, and to understand your views on the economy and on the industries, so we appreciate your participation, and we look forward to speaking with you next quarter.

 Operator

 This concludes the presentation for today, ladies and gentlemen. You may now disconnect. Have a wonderful and safe weekend.

 Editor

 Company Forward-Looking Statements

This document may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company's common stock and other matters. Statements in this document that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Final Transcript
Jul 31, 2009 / 03:00PM GMT, DW - Q2 2009 Drew Industries Incorporated Earnings Conference Call

Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, expenses and income, whenever they occur in this document, are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors as identified in this document and in our Form 10-K for the year ended December 31, 2008, and in our subsequent Form 10-Qs filed with the SEC.

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to the matters identified in this document, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of credit for financing the retail and wholesale purchase of manufactured homes and recreational vehicles, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes and RVs, the disposition into the market by FEMA, by sale or otherwise, of RVs or manufactured homes purchased by FEMA in connection with natural disasters, changes in zoning regulations for manufactured homes, continuing sales declines in the RV and manufactured housing industries, the financial condition of our customers, the financial condition of retail dealers of RVs and manufactured homes, retention of significant customers, interest rates, oil and gasoline prices, the outcome of litigation, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may continue to affect the retail sale of recreational vehicles and manufactured homes.

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